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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in this Registration Statement on Form N-2 of our report dated June 9, 2003, relating to the financial statement of Cohen & Steers REIT and Preferred Income Fund, Inc. as of June 6, 2003, which appears in such Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
August 12, 2003